                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' REPORT ON
                    FINANCIAL STATEMENT SCHEDULES AND CONSENT

The Board of Directors
Lamar Advertising Company:

The audits referred to in our reports dated February 8, 2002, included the related financial statement schedules of (a) Lamar Advertising Company and subsidiaries, and (b) Lamar Media Corp. and subsidiaries for each of the years in the three-year period ended December 31, 2001. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules of (a) Lamar Advertising Company and subsidiaries, and (b) Lamar Media Corp. and subsidiaries, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statements of Lamar Advertising Company on Form S-8 (Nos. 333-10337, 333-79571, 333-37858 and
333-34840), the Registration Statements on Form S-3 (Nos. 333-52851, 333-66059, 333-71929 and 333-48288), and the Registration Statements on Form S-4
(No. 333-48266) of our reports dated February 8, 2002, relating to (a) the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and (b) the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, income, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which reports appear in the December 31, 2001, annual report on Form 10-K of Lamar Advertising Company.

Our reports refer to a change in the method of accounting for costs of start-up activities, and to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and certain provisions of SFAS No. 142 "Goodwill and Other Intangible Assets", as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

                                                KPMG LLP

New Orleans, Louisiana
March 20, 2002